================================================================================
     As filed with the Securities and Exchange Commission on August 21, 2001
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             GADZOOX NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                       77-0308899
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                               5850 Hellyer Avenue
                           San Jose, California 95138
                    (Address of Principal Executive Offices)

                  --------------------------------------------

                      AMENDED AND RESTATED 1993 STOCK PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           1999 DIRECTOR OPTION PLAN
                       2000 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plans)

                                 Michael Parides
                      President and Chief Executive Officer
                             GADZOOX NETWORKS, INC.
                               5850 Hellyer Avenue
                           San Jose, California 95138
                     (Name and address of agent for service)
                                 (408) 360-4950
          (Telephone number, including area code, of agent for service)

                  --------------------------------------------

                                    Copy to:
                            Douglas H. Collom, Esq.
                        WILSON SONSINI GOODRICH & ROSATI,
                            PROFESSIONAL CORPORATION
                               650 Page Mill Road
                           Palo Alto, California 94304
                            Telephone: (650) 493-9300
================================================================================

================================================================================

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
          TITLE OF SECURITIES TO                     AMOUNT             PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
              BE REGISTERED                           TO BE              OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
                                                 REGISTERED (1)            PER SHARE              PRICE                FEE(5)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock authorized for issuance under
the Amended and Restated 1993 Stock Plan(2)           65,276                     1.60                104,441.60         26.11

Options and underlying common stock issued
under the Amended and Restated 1993 Stock
Plan(4)                                            1,353,515                     2.21              2,991,268.15        747.82

Common Stock authorized for issuance under the
1999 Employee Stock Purchase Plan(3)                 250,000                     1.36                340,000.00         85.00

Common Stock authorized for issuance under the
1999 Director Option Plan(2)                          12,500                     1.60                 20,000.00          5.00

Common Stock authorized for issuance under the
2000 Nonstatutory Stock Plan (2)                     772,110                     1.60              1,235,376.00        308.84

Options and underlying common stock issued
under the 2000 Nonstatutory Stock Plan(4)          2,227,890                     1.76              3,921,086.40        980.27
                                                  ----------                                      -------------     ---------
                                    TOTAL:         4,681,291                                       8,612,172.15      2,153.04

(1) Amount of securities to be registered computed in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as the maximum number of the Registrant's Common Stock issuable under each Plan.

(2) The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are estimated in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on August 16, 2001.

(3) The proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are estimated in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on 85% of the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on August 16, 2001.

(4) The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the weighted average exercise price per share covering issued, but unexercised options under the Plan.

(5) Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, which provides that the fee shall be $250 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be registered.
--------------------------------------------------------------------------------

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information heretofore filed by Gadzoox Networks, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed on June 29, 2001.

     (2)  The Registrant's Definitive Proxy Statement filed on July 27, 2001.


     (3)  The Registrant's Current Report on Form 8-K filed on April 3, 2001.

     (4)  The Registrant's Current Report on Form 8-K filed on May 1, 2001.

     (5)  The Registrant's Current Report on Form 8-K filed on June 1, 2001.

     (6) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated June 29, 1999, filed pursuant to Section 12(g) of the Securities' Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of the date of this prospectus, certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, own or beneficially own shares of the Registrant's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful". With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The Registrant's Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Registrants Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law, against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                                        DESCRIPTION
-------       ---------------------------------------------------------------------
 4.1*         Amended and Restated 1993 Stock Plan and form of agreements thereunder.
 4.2**        1999 Employee Stock Purchase Plan and form of agreements thereunder.
 4.3***       1999 Director Option Plan and form of agreements thereunder.
 4.4****      2000 Nonstatutory Stock Option Plan and form of agreements thereunder.
 5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
              counsel to the Registrant.
23.1          Consent of Arthur Andersen LLP, Independent Public Accountants.
23.2          Consent of Counsel (contained in Exhibit 5.1)
24.1          Power of Attorney (see page II-5).

------------
   * Incorporated by reference to Exhibit 4.1 of the Registration
     Statement on Form S-8 dated January 11, 2000, Commission File 333-94377.

  ** Incorporated by reference to Exhibit 4.2 of the Registration
     Statement on Form S-8 dated January 11, 2000, Commission File 333-94377.

 *** Incorporated by reference to Exhibit 4.3 of the Registration
     Statement on Form S-8 dated January 11, 2000, Commission File 333-94377.

**** Incorporated by reference to Exhibit 4.4 of the Registration
     Statement on Form S-8 dated October 5, 2000, Commission File 333-47362.


ITEM 9. UNDERTAKINGS.

A.   The undersigned Registrant hereby undertakes:

     1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     2) That, for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Jose, State of California, on August 21, 2001.

                             GADZOOX NETWORKS, INC.



                             By: /s/ DAVID P. EICHLER
                                 -----------------------------------------------
                                 David P. Eichler
                                 Chief Financial Officer, Principal
                                 Accounting Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Parides and David P. Eichler, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign and execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement, any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, and the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 21, 2001 by the following persons in the capacities and on the date indicated.

             Signature                                          Title
------------------------------------         -----------------------------------------------
/s/ MICHAEL PARIDES                          President, Chief Executive Officer and Director
------------------------------------
Michael Parides

/s/ DAVID P. EICHLER                         Chief Financial Officer, Principal
------------------------------------         Accounting Officer
David P. Eichler

             Signature                                          Title
------------------------------------         -----------------------------------------------
/S/ MILTON CHANG                             Director
------------------------------------
Milton Chang

/S/ ROBERT KUHLING                           Director
------------------------------------
Robert Kuhling

                                             Director
------------------------------------
Steven West

                                             Director
------------------------------------
Sylvia Summers


                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                        DESCRIPTION
-------       ---------------------------------------------------------------------
 4.1*         Amended and Restated 1993 Stock Plan and form of agreements thereunder.
 4.2**        1999 Employee Stock Purchase Plan and form of agreements thereunder.
 4.3***       1999 Director Option Plan and form of agreements thereunder.
 4.4****      2000 Nonstatutory Stock Option Plan and form of agreements thereunder.
 5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
              counsel to the Registrant.
23.1          Consent of Arthur Andersen LLP, Independent Public Accountants.
23.2          Consent of Counsel (contained in Exhibit 5.1).
24.1          Power of Attorney (see page II-5).

------------
   * Incorporated by reference to Exhibit 4.1 of the Registration
     Statement on Form S-8 dated January 11, 2000, Commission File 333-94377.

  ** Incorporated by reference to Exhibit 4.2 of the Registration
     Statement on Form S-8 dated January 11, 2000, Commission File 333-94377.

 *** Incorporated by reference to Exhibit 4.3 of the Registration
     Statement on Form S-8 dated January 11, 2000, Commission File 333-94377.

**** Incorporated by reference to Exhibit 4.4 of the Registration
     Statement on Form S-8 dated October 5, 2000, Commission File 333-47362.